SERVICES AGREEMENT (Final)

THIS SERVICES AGREEMENT is dated as of June 1, 2008.

BETWEEN:

DREIFUS ASSOCIATES LIMITED, a corporation incorporated under the laws of Florida ("**DAL**")

- and -

MICROMEM TECHNOLOGIES INC., a corporation incorporated under the laws of the Province of Ontario ("**Micromem**"),

- and -

MICROMEM APPLIED SENSOR TECHNOLOGY, INC., a corporation incorporated under the laws of the State of Delaware ("**MAST**"),

(unless the context specifically states otherwise, references to "**Micromem**" shall be a reference to Micromem and MAST, collectively)

WHEREAS DAL is in the business of supplying technical support and solutions designed to identify, develop and advance business opportunities for magnetic products with a focus on realizing revenue opportunities;

WHEREAS Micromem desires to obtain from DAL, and DAL wishes to provide to Micromem, those services as herein described;

NOW THEREFORE, in consideration of the premises and the mutual agreements, promises and covenants contained herein (the receipt and sufficiency of which are hereby acknowledged by the parties), the parties hereby covenant and agree as follows:

1. <u>General</u>.

(a) <u>Interpretation</u>. In this Agreement:

i. words importing one gender include the other;

ii. words importing the singular or plural number include the plural and singular number respectively;

iii. a person includes any individual, corporation, sole proprietorship, unincorporated

association, partnership, government department or municipal authority;

iv. a day which is not specifically described as a working day means a calendar day;

v. references to "Agreement" include references to Schedules to the body of this Agreement and any other document referred to either in the body of this Agreement or in any Schedule;

vi. headings and marginal notes are inserted for the sake of convenience of reference only and do not affect the interpretation of this Agreement;

vii. unless otherwise specified, all references to monetary amounts are to United States currency; and

viii. this Agreement shall be governed by the laws of the Province of Ontario, and construed and enforced in accordance with, the laws in force in the Province of Ontario and the laws of Canada applicable therein (excluding any conflict of laws rule or principle which might refer such construction to the laws of another jurisdiction). The parties hereby agree to submit to the non-exclusive jurisdiction of the courts of the Province of Ontario and waive any objection relating to improper venue or *forum non conveniens* to the conduct of any proceeding in any such court.

(b) Schedules. The following schedules are part of and are integral to this Agreement:

Schedule "A" - Micromem – Opportunity Status Matrix and Related Documentation
Schedule "B" - DAL Personnel
Schedule "C" - Scope of Section 11. Non-Competition
Schedule "D" - Micromem Intellectual Property

2. Scope of Agreement.

(a) Responsibilities of DAL. Subject to the terms and conditions set out in this Agreement, DAL shall provide services which shall be directed as follows:

i. Identify/advance/close business development opportunities: As directed by Micromem, DAL will support the identification and advancement of market opportunities. DAL will review potential markets/customers for Micromem products, assist with landscape intelligence, analyze the potential from technical, strategic and revenue perspectives, and help prioritize a list of key targets. DAL has prepared an initial opportunity summary document which document is attached hereto as Schedule "A" and is entitled "Micromem – Opportunity Status Matrix." DAL shall be responsible for updating and revising this document on a weekly basis (or on such other less frequent basis as Micromem may require) in accordance with reasonable instructions from Micromem. Each weekly update, when submitted, shall form a part of this contract.

DAL will work with Micromem to refine and focus its marketing and sales approach with respect to its potential customers, and help coordinate and accelerate the business development process. Such assistance shall include, but may not necessarily be limited to, technical analysis of requirements, preparation of presentation material, development of demonstrations and/or prototypes, analysis and comparison of competing technologies.

DAL will also work to identify new market opportunities for Micromem products.

ii. Assist in product definition/development: DAL will actively perform a product marketing function as an offshoot of the business development support services. DAL will analyze product capabilities against market needs/opportunities and will provide feedback to the product development teams to enable strategic and tactical decision-making. DAL will also provide a technical oversight role in the design, manufacturing and testing of Micromem products. DAL shall review and consider Micromem's existing intellectual property and provide recommendations regarding licensing and revenue opportunities.

iii. Identify and protect Micromem Intellectual Property: DAL will actively seek opportunities to patent Micromem technology and applications of that technology. This will serve to protect Micromem's intellectual property and will also afford revenue opportunities through licensing. It is understood agreed to by DAL that all technologic advances relating to any patent, existing patent application or future patent application associated with Micromem (or any Micromem subsidiary or affiliate) shall at all times be and remain the sole and exclusive property of Micromem.

iv. Customer Support: DAL shall provide support to Micromem in respect of all in-person or telephone meetings held between Micromem and any potential customer or business partner.

v. Technology Demonstrations: DAL shall assist, and where necessary conduct, demonstrations arranged by Micromem in respect of its business development or sales efforts and strategies.

(b) Location of Services. It is understood by the parties hereto that DAL shall primarily perform the services hereunder from its facilities located in Maitland, Florida.

(c) Micromem Cooperation. Micromem acknowledges that its input and cooperation is required in order for DAL to successfully provide the services hereunder. This includes, but is not limited to, assisting DAL by providing necessary data as well as timely access to Micromem personnel and partners/contractors for the purposes of coordination, sharing of information, etc. Failure by Micromem to provide such cooperation may have an adverse effect on DAL's ability to provide the services on the timeline indicated. Any milestones set out in the detailed work plans provided by DAL which cannot be met by DAL as a direct result of Micromem's failure to do an act or acts for which it was responsible for performing will be extended by the number of full working days

following the date specified for the performance of the act by Micromem on which Micromem actually performs such act.

(d) Resource Allocation. DAL shall contribute and maintain, at all times during the term of this Agreement, an employee resource allocation which shall not be less than (on average) the equivalent of 1.5 full-time employees. Such employees shall be dedicated to delivering the services set forth in (a) above and the deliverables set forth in Section 3 below. For the purposes of this Agreement, a "full-time employee" would be employed on the basis of a 40 hour work week. It is understood by DAL and Micromem that the DAL employees listed in Schedule "B" hereto shall be providing the services under this Agreement. In the event that such individuals are unable to provide the services hereunder, DAL shall provide replacement individuals who possess comparable skills and abilities.

(e) Additional Services. DAL will also provide reasonable additional services as requested by Micromem from time to time. In such instances, Micromem shall provide to DAL specifics of the additional services requested. Additional fees will not be charged by DAL for such additional services.

(f) Project Manager; Reporting. Micromem shall designate a project manager (the "**Project Manager**") who shall be the primary contact for DAL. DAL will report to the Project Manager on a weekly basis regarding the status of the services provided hereunder and shall receive and adhere to input and instruction from the Project Manager or others as directed by the Project Manager. The Consultant shall also report directly to the Project Manager of Micromem as directed with respect to ongoing status of technical discussions and negotiations, projected costs and with respect to invoices for labour and expenses submitted by Consultant.

(g) Final Approval. It is understood by DAL that all final decisions with regard to actions to be taken by Micromem, even if they are in respect of opportunities secured and developed by the Consultant, shall be made by Micromem.

3. Deliveries.

DAL shall be responsible for the following deliveries in accordance with the terms described herein:

(a) Business Development Support Materials: DAL shall develop the following support materials and shall ensure that such materials remain current throughout the term of this Agreement:

i. Professional grade presentation materials and marketing collateral. These materials shall include PowerPoint decks for potential customers/partners access – which are both customer and audience specific (i.e. executive, technical, business development); and

ii. Competitive analyses and specific white papers to identify and highlight the

advantages of Micromem products over current market offerings.

(b) Oversight Reviews: DAL shall provide timely reviews of its technical oversight of Micromem product development and manufacturing processes.

(c) Detailed Work Plan: The detailed work plan shall be delivered and updated on a weekly basis and shall principally include a current summary of the progress, priorities and issues pertaining to the services provided by DAL hereunder. In addition to the foregoing, the weekly work plan will include such detailed information as Micromem may reasonably require. The work plan will be in a format created by DAL but which shall be approved of by Micromem.

(d) Weekly Status Conferences: DAL and Micromem shall participate in a conference call to be held weekly during which DAL and Micromem shall review the status of the services in order to maintain adherence to the timeline and the objectives of Micromem.

(e) Monthly Status Reports: These shall be prepared and delivered by DAL to Micromem prior to the conclusion of each calendar month during the term of this Agreement. The report shall include, but shall not be limited to, a detailed description of the services delivered to date, analyses of Micromem's current and prospective opportunities and recommendations for next steps to be taken.

4. **Independent Contractor.**

(a) DAL is an independent contractor of Micromem, and it shall not have, or be said to have, any employment relationship with Micromem hereunder.

(b) Without prior written approval from the Chief Executive Officer of Micromem, DAL shall not have the authority to bind Micromem, nor shall it hold itself out to third parties as having the authority to bind Micromem.

(c) DAL has entered into the agreement in a work for hire arrangement. DAL acknowledges by way of the execution of this Agreement that all work performed, including but not limited to documents, reports, data analysis, test results and any products/services produced are the exclusive property of Micromem. Micromem owns all the new and emerging intellectual property that is generated. Micromem has exclusive rights to the ownership of the intellectual property and/or the work that DAL produces as a result of this agreement.

5. **Term.**

Subject to the termination provisions contained in Section 6, the term of this Agreement shall be for a seven month period commencing effective June 1, 2008 ("**Commencement Date**") and terminating December 31, 2008 (the "**Expiration Date**"). The parties hereto may mutually agree to renew this Agreement at any time before the Expiration Date on the same or different terms.

6. Termination.

This Agreement may be terminated at any time, without cause, by either party, provided that the party seeking to terminate this Agreement shall provide the other party with a minimum of 30 days written notice in advance of the effective date of such termination.

7. **Results of Termination**

Upon termination pursuant to Section 6 above or by the expiry of the term, this Agreement shall be wholly terminated, with the exception of Sections 9, 10, 11, and 12 inclusive, which shall continue in full force and effect indefinitely or for such other time period as the parties have agreed to hereunder or may mutually agree (in writing) notwithstanding the termination of this Agreement. Upon any such termination, the Consultant shall not have any claim against the Corporation for damages or otherwise arising out of or in respect of this Agreement except for payments required to be made hereunder to the effective date of termination.

8. **Compensation and Expenses**

(a) Payment Terms: The fee for the supply of the services by DAL hereunder shall be thirty-eight thousand, two hundred and eighty dollars ($38,280) per month. DAL shall submit an invoice for the monthly rate at the conclusion of each calendar month during the term of this Agreement.

(b) Expenses: DAL shall be reimbursed for all reasonable and necessary expenses actually and properly incurred by DAL from time to time in connection with the carrying out of its assignments hereunder on submission of original copies of proper receipts, vouchers and other reasonable confirming documentation, provided that such expenses have been pre-authorized in writing by Micromem.

(c) (i) Upon execution of this Services Agreement Micromem shall grant 75,000 common share stock options to DAL as additional consideration. These stock options shall have a term of 12 months from date of issue. The exercise price shall be set as equal to the closing trading price on the day of execution of this Services Agreement. These options shall vest as follows:

- 25,000 upon execution of this Services Agreement
- 25,000 on September 30, 2008
- 25,000 on December 31, 2008

(ii) Micromem acknowledges that DAL shall have discretion in assigning these stock options amongst the DAL personnel listed on Schedule "B" to this Services Agreement. DAL shall advise of this assignment to specific individuals coincident with the execution of this Services Agreement.

9. **Confidential Information.**

(a) DAL acknowledges that in the course of the carrying out, performing and fulfilling its obligations under this Agreement it will have access to and will be entrusted with detailed confidential information which may include, without limitation, data, intellectual property, financial information, shareholder lists, agreements, correspondence and documentation to, from, and regarding investors and prospective investors, auditors, legal counsel and professional advisors, joint venture partners and prospective joint venture partners, licensees and co-developers of Micromem and its subsidiaries, brokers, vendors of properties of any kind, and copyrights, patents, patent applications and trade secrets, marketing and business plans, source codes, algorithms, hardware and software designs, customer/client lists and information of all kinds about the customers and clients of Micromem, financial information, and price lists concerning the business of Micromem and the present and contemplated technologies, products, techniques and other services evolved or used by Micromem (collectively, the "**Confidential Information**") and that any disclosure of the Confidential Information to the competitors of Micromem otherwise than as expressly permitted hereunder would be highly detrimental to the best interests of these parties.

DAL acknowledges and agrees that the right to maintain the confidentiality of the Confidential Information and the right to preserve the goodwill of Micromem constitute proprietary rights which Micromem is entitled to protect. Accordingly, DAL covenants and agrees with Micromem that, save with the consent of Micromem, it will not, during the term of this Agreement and for a period of five years after the termination of this Agreement, disclose any of the Confidential Information to any person outside of Micromem nor shall it use the same for any purpose other than for the express purposes of Micromem. Where Micromem consents to the release of Confidential Information by DAL to any person, firm or corporation (the "**Receiving Party**"), DAL shall require the Receiving Party to enter into a confidentiality agreement with the Corporation, in a form required by Micromem, prior to the release of any Confidential Information to the Receiving Party. DAL shall deliver to the Corporation, upon termination of this Agreement, and/or at any time upon request by Micromem, all Confidential Information relating to Micromem and all assets and properties of Micromem referenced therein, which it may then possess or have under its control. The Consultant agrees that all restrictions contained in this clause are reasonable and valid in the circumstances and all defenses to the strict enforcement thereof by Micromem are hereby waived by DAL.

Without limitation, Confidential Information shall include the fact that the Consultant has been engaged by the Corporation hereunder and the terms of this Agreement.

(b) Notwithstanding subparagraph (a) hereof, DAL shall not be liable for disclosure of the Confidential Information upon the occurrence of one or more of the following events:

i. the Confidential Information becoming generally known to the public other than through a breach of this Agreement;

ii. the Confidential Information having come into the possession of DAL, after the termination of this Agreement, from a third party or parties, who is or are under no obligation to Micromem to maintain the confidentiality of such information, without breach of this agreement by DAL, as shown by documentation sufficient to establish the third party as a source of the Confidential Information; and

iii. DAL being required to make disclosure of the Confidential Information by operation of law, and in such event, disclosure shall be made only insofar as is required to be made by law.

(c) It is agreed to and understood by the parties hereto that the restrictions set forth in this Section 9 shall equally apply to each DAL employee or contractor, including but not limited to any DAL employee referred to under Section 2(d) hereto, who have any access to Confidential information or any involvement with Micromem whatsoever as a result of this Agreement. DAL Acknowledges that it shall be responsible for ensuring compliance by all parties with this Section 9.

10. Non-Solicitation.

DAL agrees that following the execution of this Agreement, it will not, directly or indirectly, at any time during the term of this Agreement and during the period of two years from the date of termination of this Agreement, or any renewal, extension or amendment hereof, without the prior written consent of Micromem, employ or engage or become employed or engaged by or solicit or attempt to solicit any employment or engagement of or with or enter into a business or commercial relationship of any kind with any shareholders, investors, employees, consultants, contractors for service, suppliers, customers, licensees, clients, joint venture partners, development partners or vendors of properties of any kind, or acquisition or merger candidates of Micromem or its affiliates.

11. Non-Competition.

DAL agrees that, neither during the term of this Agreement, nor in the event that this Agreement terminates for any cause or reason, it will not thereafter, either directly or indirectly for a period of two years after said termination of this Agreement, carry on or be engaged in (either as a principal or as a consultant/contractor) or have any financial or other interest in or be otherwise commercially involved in any endeavour, activity or business in all or in part which competes, in any way, with Micromem's scope of business operations as set forth in Schedule "C" to this Agreement. Micromem reserves the right, at its sole discretion, to update Schedule "C" from time to time throughout the term of this Agreement which updates, at a minimum, are to be completed monthly.

For the purposes of this Section 11, DAL each individually acknowledge and agree that the scope of Micromem's business operations with respect to the development of magnetic sensor and memory technology shall include, but shall not be limited to, applications for the defense, aerospace, medical, mining, oil and gas and manufacturing sectors.

It is agreed to and understood by the parties hereto that the restrictions set forth in this Section 11 shall equally apply to each DAL employee or contractor, including but not limited to any DAL employee referred to under Section 2(d) hereto, who have any access to Confidential information or any involvement with Micromem whatsoever as a result of this Agreement. DAL acknowledges that it shall be responsible for ensuring compliance by all parties with this Section 11.

12. **Intellectual Property.**

(a) Ownership of Intellectual Property. DAL acknowledges that Micromem retains ownership to all of the Micromem Intellectual Property (as set forth in Schedule "C" hereto) and further acknowledges that it has no rights thereto except as expressly set forth in this Agreement. Micromem retains the right to update Schedule "C" at its discretion from time to time.

(b) Ownership of Client information. DAL acknowledges that Micromem shall retain all rights in and to its client and partner information and that nothing in this Agreement shall be construed as granting to DAL any rights in and to such client and partner information.

13. **Force Majeure.**

The failure or omission to carry out or observe any of the conditions of this Agreement (except an obligation to pay money) will not give rise to any claim against either party or result in the breach of this Agreement, if such failure or omission arises by reason of delay or inability to perform caused by war, whether declared or not, insurrections, strikes, fire, storm or other severe action of the elements, accidents or government restrictions which are unavoidable or beyond the control of the relevant party. Should either party have knowledge of or anticipate that due to a cause beyond its reasonable control, it will be unable to fulfill its obligations under this Agreement at some time in the future, it will forthwith: (a) notify the other party, giving as much detail as possible of the causes, expected duration and extent of its inability to perform its obligations; and (b) consult with the other party as to the means, and use its best endeavours, to minimize the effects of its ability to perform its obligations under this Agreement.

14. **Notice.**

Any notice, communication or other document authorized or required to be given or served pursuant to this Agreement ("**Notice**") will be in writing addressed as follows:

To Micromem:

Micromem Technologies Inc.
777 Bay Street, Suite 1910
Toronto, Ontario, M5G 2E4

Attention: Steven Van Fleet
Facsimile: (416) 360-4034

Attention: Joseph Fuda
Facsimile: (416) 360-4034

To DAL:

Dreifus Associates Limited
2600 Maitland Center Parkway
Suite 295
Maitland, Florida USA
32751

Attention: Henry Dreifus
Facsimile: (407) 531-9932

or such other address as the relevant addressee may advise the other party. A Notice sent by prepaid mail will be deemed to be received on the fifth day following the day on which it was posted. A Notice may include communication by facsimile. The sender of any communication by facsimile will confirm the same by letter, but failure by the addressee to receive the same will not prejudice the validity or effect of the facsimile. A notice sent by facsimile will be deemed to be received at the time printed on the log of the machine on which the Notice is transmitted, provided that the transmission is completed before 5:00 p.m. on a working day, failing which it will be deemed to be received on the next working day.

15. Miscellaneous Provisions.

(a) Waiver. Failure by either Party to insist on the performance of any provision of this Agreement will not be deemed to be a waiver of any rights and remedies that that Party may have and will not be deemed a waiver of any subsequent breach or default. No provision of this Agreement will be deemed to have been waived unless the waiver is in writing and signed by an authorized officer of the Party giving notice.

(b) Amendments. This Agreement may only be varied, modified, amended or added to in writing executed by the Parties.

(c) Severability. If any part of this Agreement is held or deemed to be invalid or unenforceable for any reason whatsoever, then that part will be deemed to be deleted from this Agreement and this Agreement will otherwise remain in full force and effect.

(d) Assignment. Neither party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party. However, notwithstanding the foregoing, Micromem may assign this Agreement to any of its affiliates without the prior written consent of DAL.

(e) Further Assurances. The parties will do all such things as may be necessary to effectively carry out the terms of this Agreement.

(f) Press Releases. The Parties may not disclose the existence of this Agreement or the relationship between the Parties, unless the Parties mutually agree to issue a press release in such form and content that the Parties mutually agree to. In the event that a Party is obligated to issue a press release due to regulatory requirements, the other Party shall not prevent the issuance of such press release so long as the contents of such press release are factually accurate.

(g) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the parties. Except as expressly provided in this Agreement, there are no representations, warranties, conditions or other agreements or acknowledgements, whether direct or collateral, express or implied, that form part of or affect this Agreement. The execution of this Agreement has not been induced by, nor does either of the parties rely upon or regard as material, any representations, warranties, conditions, other agreements or acknowledgements not expressly made in this Agreement.

(h) Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Any single counterpart or set of counterparts signed in either case by all of the parties and other signatories hereto shall constitute a full and binding Agreement for all purposes. Facsimile signatures shall be binding upon the parties hereto.

[The remainder of this page is left intentionally blank]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be duly executed as of the date and year first written above.

MICROMEM TECHNOLOGIES INC.

By: _______________
Name: DAN AMADORI
Title: CFO

MICROMEM APPLIED SENSOR TECHNOLOGY, INC.

By: _______________
Name: STEVEN VAN FLEET
Title: PRESIDENT

DREIFUS ASSOCIATES LIMITED

By: _______________
Name: HENRY DREIFUS
Title: CEO

SCHEDULE "A"
OPPORTUNITY STATUS MATRIX AND RELATED DOCUMENTATION

Please see the attached Opportunity Status Matrix and Related Documentation.

ACTIVE PROPOSALS

August 16th, 2008

CHANGES HIGHLIGHTED IN RED.

PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
HIGH	US DEPARTMENT OF DEFENSE- TECHNICAL SUPPORT WORKING GROUP (TSWG)	HCS: VERY SENSITIVE HALL SENSOR ARRAY FOR TUNNEL DETECTION – ADVANCED CONCEPT	EDWARD MCCALLUM – DIRECTOR TSWG	• $1.5 MILLION – PROPOSAL INITITAL PROOF OF CONCEPT • FOLLOW-ON POTENTIAL MARKET ESTIMATE FOR HALL SENSOR APPLICATIONS FOR TUNNELS – $200-400 MILLION (DOD) • STILL EVALUATING POTENTIAL MARKET FOR DEPT. OF HOMELAND SECURITY (DHS) – FOR BORDER AND OTHER APPLICATIONS	✓ PROPOSAL SUBMITTED – APRIL 10 • PROPOSAL REJECTED - WORKING TO UNDERSTAND RATIONALE.	• UNDERSTAND REASON FOR REJECTION AND OPPORTUNITY TO RE-SUBMIT. • RESEARCH POTENTIAL IP OPPORTUNITIES.

PRE-PROPOSAL/DEVELOPED LEAD

PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
HIGH	UNOTRON CORPORATION	SENSORS: KEY PAD OPERATION IN SEALED COMPUTER KEYBOARD.	DALE PURCOCKS, CTO JOSEPH CARABELLO, PRESIDENT UNOTRON USA	HIGH INTEREST: INITIALLY 150,000+ KEYBOARDS PER YEAR EACH WITH 100+ KEYS = EQUATES TO 15 MILLION HC SENSORS.	✓ INITIAL PHONE CONFERENCE CALLS WITH DALE PURCOCKS AND JOSEPH CARABELLO APRIL 15. • UNOTRON REQUESTING CHARACTERIZATION DATA AND ROM COST DATA FOR SENSOR. COMPANY MAY BE ABLE TO CONNECT DIRECTLY INTO SENSING LOGIC (THEY MIGHT BE ABLE TO TAKE THE RAW PACKAGED SENSOR EVEN WITHOUT ANY ELECTRONICS) • COMPANY STATES THEY WENT DOWN AN INITIAL PATH WITH SENSOPAD (CAMBRIDGE UK) 3-4 YEARS AGO AND THIS 'RAISED' THEIR INTEREST IN A MAGNETIC SENSING APPROACH (NOTE: DAL COMPETITIVE ANALYSIS DOCUMENT DEVELOPED V. SENSOPAD – MM IS MUCH BETTER/DIFFERENT). • PRESENTATION DECK DELIVERED.	• FIRM UP SCHEDULE FOR MEETING IN UK TO IDENTIFY NEXT STEPS. • IDENTIFY PREFERRED FOUNDARY(S) AND OBTAIN ROM COST INFORMATION.
PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
HIGH	TEXAS ADVANCED OPTOELECTRONIC SOLUTIONS (TAOS) - A SPINOFF FROM TEXAS INSTRUMENTS	SENSORS: COMBINED SENSITIVE OPTO-MAGNETIC SENSOR FOR CONSUMER ELECTRONIC APPLICATIONS. POTENTIAL PRODUCT APPLICATIONS: • DUAL-OPTO-MAGNETIC SENSOR FOR MOBILE TELEPHONE AND PDA HANDSETS. • POTENTIAL TO REPLACE KEYS FOR HAND-HELD KEYBOARDS	KIRK LANEY – CEO	EXPLORATORY: SALES / MARKETING AND DESIGN PARTNERSHIP (AREAS TO EXPLORE: LICENSING, JOINT VENTURE, OEM MANUFACTURING, DISTRIBUTION, ETC.) TAOS HAS AN EXCLUSIVE AGREEMENT TO SUPPLY COMPONENTS TO NOKIA - NOKIA HAS 40% OF THE MOBILE PHONE MARKET (ANNUAL SHIPMENTS OF APPROX. 490M UNITS)	✓ INITIAL TELECONFERENCE CALL WITH SENIOR PRODUCTS/ENGINEERING TEAM IN APRIL. ✓ NON-DISCLOSURE AGREEMENT IN PLACE. ✓ MET WITH SENIOR MANAGEMENT MAY 7TH TO EXPLORE POSSIBLE COLLABORATION, LICENCING, DISTRIBUTION, ETC. • PRELIMINARY TEST DATA DELIVERED.	• SEND SENSORS FOR EVALUATION. • RESEARCH POTENTIAL IP OPPORTUNITIES.
PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
LOW	VIRAGE LOGIC CORP.	MEMORY: POSSIBLE PARTNER FOR DEVELOPING (USING) LIBRARIES AND CONTROL LOGIC.	CARL NEWHOUSE, BUSINESS DEVELOPMENT MANAGER	• ENHANCED MEMORY BUSINESS OPPORTUNITY INCLUDING POSSIBLE JOINT VENTURE/DEVELOPMENT AND GO-TO-MARKET. • POSSIBLE DISTRIBUTION PARTNERSHIP. • DEPTH EXPERIENCE IN MEMORY AND MEMORY CONTROL LOGIC, POSSIBLE MARKETS AND CUSTOMERS IN THEIR SUPPLY CHAIN.	✓ NON-DISCLOSURE AGREEMENT IN PLACE.	• SCHEDULE MEETING WITH CARL NEWHOUSE – NATIONAL ACCOUNT MANAGER.

CUSTOMER DEVELOPMENTAL

PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS

MED	BOMBARDIER	MEMORY & SENSORS: AEROSPACE AND RAIL TRANSPORTATION.	TBD - THROUGH OLIVER NEPOMUCENO.	• BOMBARDIER ARE A GLOBAL AEROSPACE AND RAIL TRANSPORTATION MANUFACTURER. • REVENUES IN 2007 OF US$17.5B. • MANY POTENTIAL APPLICATIONS FOR MICROMEM HCS SENSORS IN AIRCRAFT AND TRAINS BECAUSE OF ENVIRONMENTAL RESILIENCE.	• IDENTIFIED POSSIBLE CONTACT.	• PREPARE PRESENTATION DECK WITH A FOCUS ON AEROSPACE AND RAIL TRANSPORTATION APPLICATIONS. • MAKE CONTACT TO ESTABLISH INTEREST AND POTENTIAL INSERTION POINTS.
PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
MED	ELETTRONICA	MEMORY & SENSORS: OPERATES IN AEROSPACE (PARTICULARLY HELICOPTERS), DEFENSE ELECTRONICS, SATELLITES, ENERGY, TRANSPORTATION AND SECURITY.	TBD - THROUGH OLIVER NEPOMUCENO.	• ITALIAN MANUFACTURER OF DEFENSE SYSTEMS - GLOBAL SALES POTENTIAL. • REVENUES IN 2006 OF 293M EUROS. • MANY POTENTIAL APPLICATIONS FOR MICROMEM HCS SENSORS IN HELICOPTERS, SATELLITES AND ENERGY MARKETS BECAUSE OF EXTREME TEMPERATURE AND RADIATION RESILIENCE.	• INITIAL STAGES OF EVALUATION.	• EVALUATE POSSIBLE FIT WITH ELETTRONICA PRODUCTS / ACTIVITIES. • IF APPROPRIATE, PREPARE PRESENTATION DECK WITH A FOCUS ON ELETTRONICA'S CORE INTERESTS. • MAKE CONTACT TO ESTABLISH INTEREST AND POTENTIAL INSERTION POINTS.
PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
MED	FINMECCANICA	MEMORY & SENSORS: OPERATES IN AEROSPACE, DEFENSE ELECTRONICS, ENERGY, HOMELAND SECURITY AND TRANSPORTATION.	TBD - THROUGH OLIVER NEPOMUCENO.	• ITALIAN DEFENSE CONGLOMERATE. • RECENTLY ACQUIRED DRS TECHNOLOGIES, A LEADING US SUPPLIER OF DEFENSE ELECTRONICS. • REVENUES IN 2007 OF 13.4B EUROS. • MANY POTENTIAL APPLICATIONS FOR MICROMEM HCS SENSORS IN AEROSPACE AND TRANSPORTATION BECAUSE OF ENVIRONMENTAL RESILIENCE.	• IDENTIFIED POSSIBLE CONTACT.	• PREPARE PRESENTATION DECK WITH A FOCUS ON FINMECCANICA'S CORE INTERESTS. • MAKE CONTACT TO ESTABLISH INTEREST AND POTENTIAL INSERTION POINTS.
PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
MED	IBM – SENSORS AND ACTUATORS GROUP (FYI: BASED IN TORONTO)	SENSORS: NUMEROUS APPLICATIONS – IN THE INDUSTRIAL SUPPLY CHAIN	BILL PHILIPS, DIRECTOR GLOBAL DEFENSE SECTOR	• DEFENSE TEAM LOOKING FOR BETTER SENSORS FOR SUPPLY CHAIN INTEGRITY AND SECURITY APPLICATIONS. • LOOKING FOR MORE SENSITIVE SENSORS IN GENERAL TO EXTEND REACH ACROSS MULTIPLE LINES OF BUSINESS. OTHER CONSIDERATIONS: (1) COMPANY IS BUILDING A DIFFERENT MAGNETIC RAM MEMORY SOLUTION AS WELL AS OTHER MEMORY (STAIRSTEP, ETC.) (2) UNKNOWN SENSOR DEVELOPMENT PATHWAY. (3) POSSIBLE ACQUIRING COMPANY.	• BEGINNING DIALOGUE – INTERESTED TO ADVANCE MEETING (WHEN WE ARE READY) WITH THEIR SENIOR TECHICAL TEAM TO UNDERSTAND BOTH THE INDIVIDUAL SENSOR AND SENSOR ARRAY OPPORTUNITIES.	• CONTINUE DIALOG TO ESTABLISH INTEREST AND POTENTIAL INSERTION POINTS.
PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
MED	LOGITECH	SENSORS: NUMEROUS POTENTIAL USES ACROSS PC PERIPHERAL PRODUCT LINE INCLUDING BUTTON REPLACEMENT, OPTO-MAGNETO SENSOR (SEE TAOS CORP. DISCUSSION), AND KEYBOARD / INPUT DEVICES. POTENTIAL FOR ENGINEERING COLLABORATION ACROSS DEVELOPMENT OF SUPPORT LOGIC FOR SENSOR CAPABILITY.	MAXIME MARINI, LOGITECH EU	ENGAGED ACROSS A NUMBER OF LINES OF BUSINESS INCLUDING REMOTE CONTROLS (SEE TAOS), KEYBOARDS AND PERIPHERALS (INPUT DEVICES) ALL CANDIDATES FOR SENSOR APPLICATION. COMPANY REVENUES OVER $2B, GROWING AT 17%.	• INITIAL CONTACT ESTABLISHED VIA E-MAIL.	• CONTINUE DIALOG TO ESTABLISH INTEREST AND POTENTIAL INSERTION POINTS. • PREPARE PRESENTATION DECK WITH A FOCUS ON PC PERIPHERALAPPLICATIONS. • BETTER QUANTIFY MARKET SIZE / OPPORTUNITY(S). • RESEARCH POTENTIAL IP OPPORTUNITIES.
PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS

MED	NAVAIR – US NAVY	SENSORS: SBIR PROGRAM - ADVANCED CONCEPTS.	SAM NAPIER	• ADVANCE SENSORS FOR PRODUCT DEFECT DETECTION. • HYPOXIA DETECTOR	• INITIAL CONTACT ESTABLISHED. • DIRECT REQUEST TO REVIEW POSSIBILITY TO UTILIZE THE SENSOR IN A HYPOXIA DETECTION SYSTEM. • OPPORTUNITY TO PARTNER ON AN SBIR DEVELOPMENT. • SBIR SUPPORT INFORMATION SUBMITTED FOR REVIEW / COMMENT. • SUPPLIED 1-PAGE SUMMARY. • ANSWERED FURTHER QUESTIONS IN SUPPORT OF SBIR.	• CONTINUE SUPPORT OF SBIR DEVELOPMENT. • SET MEETING WITH REQUIREMENTS TEAM. TO ESTABLISH INTEREST AND POTENTIAL INSERTION POINTS. • FOLLOW UP FOR ADDITIONAL SUPPORT REQUIREMENTS.

PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
MED	NATIONAL INSTITUTES OF HEALTH	SENSORS: MEDICAL DIAGNOSTIC TOOL(S)	DR. RICHARD BOXER, UNIVERSITY OF MIAMI DR. JOHN HALLER, NATIONAL INSTITUTES OF HEALTH (BIOMEDICAL DIAGNOSTIC EQUIPMENT AND SENSORS)	• NEW SENSOR MARKET (SIZE/SCOPE UNKNOWN) FOR MEDICAL DIAGNOSTIC APPLICATIONS. • FREEDONIA ESTIMATES MARKET SIZE GREATER THAN $3.0 BILLION FOR BIOLOGICAL AND CHEMICAL SENSOR APPLICATATIONS GROWING AT 8.5% PER YEAR.	• DRAFT TECH BRIEF DEVELOPED.	• FINALIZE/REFINE TECH BRIEF • PREPARE PRESENTATION DECK WITH A FOCUS ON MEDICAL DIAGNOSTIC APPLICATIONS. • INVESTIGATE GRANT OPPORTUNITIES, QUALIFICATION REQUIREMENTS AND APPLICATION PROCESSES. • SCHEDULE MEETING IN MIAMI, FL (UNIV. OF MIAMI) AND WASHINGTON, DC (NATIONAL INSTITUTES OF HEALTH) TO QUANTIFY AND IDENTIFY INSERTION / ENTRY POINTS, SOURCES OF FUNDING AND POTENTIAL PARTNERSHIP(S) WITH MEDICAL DIAGNOSTIC EQUIPMENT MANUFACTURERS. • BETTER QUANTIFY MARKET SIZE / OPPORTUNITY. • RESEARCH POTENTIAL IP OPPORTUNITIES.

PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
MED	NOKIA-SIEMENS NETWORKS (NSN)	SENSORS: REPLACE BUTTONS/KEYS ON MOBILE CELL PHONE HAND SETS	SUSAN SPRADLEY, CEO NOKIA-SIEMENS USA	• NOKIA-SIEMENS NETWORKS PRODUCES NEARLY 490 MILLION MOBILE PHONES PER YEAR (~40% MARKET SHARE). • A MAGNETO SENSOR – AND / OR A MAGNETO-OPTO (LIGHT) SENSOR - COULD REPLACE KEYS AND ALLOW FOR BACK-LIGHTING / BETTER POWER MANAGEMENT	• INTRODUCTORY DISCUSSION HELD TO BEGIN DIALOGUE AND ORGANIZATION ENTRÉE TO THE TECHNICAL TEAMS. • POSSIBLE PARALLEL INTEREST (PUSH/PULL) FROM TAOS, OTHERS (VIRAGE, NATIONAL SEMICONDUCTOR, BAE SYSTEMS, ETC.) • NOTE: TAOS ALREADY AN ESTABLISHED SUPPLIER TO CELL PHONE INDUSTRY (NOKIA, MOTOROLA, ETC.)	• CONTINUE DIALOG TO ESTABLISH INTEREST AND POTENTIAL INSERTION POINTS. • DOCUMENT CHARACTERIZATION DATA ONCE HCS TESTING/EVALUATION IS COMPLETE. • PREPARE PRESENTATION DECK WITH A FOCUS ON MOBILE HANDSET APPLICATIONS. • RESEARCH POTENTIAL IP OPPORTUNITIES.

PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
MED	POWER INDUSTRY	SENSORS: VARIOUS APPLICATIONS IN DETECTING EQUIPMENT FAILURES.	TIM HOLT, SIEMENS POWER TRANSMISSION GROUP	• MARKET POTENTIAL TO BE DETERMINED.	• INITIAL IDEAS FOR PRODUCTS / APPLICATIONS BEING DEVELOPED. • SIEMENS INTERESTED TO RECEIVE ADDITIONAL INFORMATION FOR THE POWER TRANSMISSION GROUP IN RALEIGH, NC.	• RESEARCH POSSIBLE APPLICATIONS OF HCS SENSORS IN POWER INDUSTRY. • RESEARCH POTENTIAL IP OPPORTUNITIES. • MEETING TO BE SCHEDULED WITH SIEMENS TO CONTINUE DISCUSSIONS.

PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
MED	AUTHENTEC	SENSORS: BIOMETRICS APPLICATIONS	DALE SETLAK, CTO	• MARKET POTENTIAL TO BE DETERMINED.	• INITIAL IDEAS FOR PRODUCTS / APPLICATIONS BEING DEVELOPED. • NDA SIGNED. • DRAFT DECK DELIVERED.	• RESEARCH POTENTIAL IP OPPORTUNITIES. • PROVIDE SAMPLES FOR EVALUATION.

PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
MED	DIGITAL DEFENSE	SENSORS: BIOMETRICS APPLICATIONS	STEVE CAMPISI, CEO	• MARKET POTENTIAL TO BE DETERMINED.	• NDA SIGNED • DRAFT DECK DELIVERED	• DISCUSS POSSIBLE INSERTION POINTS
PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
LOW	RUSSIAN TELECOMMUNICATIONS COMPANY	TBD	VICE MINISTER BORIS ANTONIUK - THROUGH OLIVER NEPOMUCENO.	TBD	• SUPPLIED PRELIMINARY DOCUMENTATION FOR REVIEW.	• SHOULD RECEIVE FEEDBACK IN NEXT 10-14 DAYS.
PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
LOW	NATIONAL SEMICONDUCTOR	MULTIPLE - DISK DRIVES, HEATHCARE, DEFENSE. ALSO HAVE GaAs FAB CAPABILITY.	RICHARD ZARR - CHIEF TECHNOLOGIST.	TBD	• INITIAL MEETING HELD TO DESCRIBE THE TECHNOLOGY AND DETERMINE INTEREST. • RICHARD ZARR TO CIRCULATE INTERNALLY WITH NATIONAL SEMICONDUCTOR TO SOLICIT FEEDBACK.	• FOLLOW UP WITH RICHARD ZARR.

JOINT PROJECT EFFORTS

PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
HIGH	BAE SYSTEMS	MEMORY AND SENSORS: JOINT DEVELOPMENT EFFORT UNDERWAY FOR FABRICATION OF MEMORY AND SENSORS INITIALLY IN GALLIUM ARSENIDE.	YVONNE ARTMANN, PROGRAM MANAGER	• BAE TO DETERMINE GOVERNMENT INSERTION POINTS FOR APPLICATIONS FOR MEMORY AND SENSOR SOLUTION.	• BAE PERFORMING INTERNAL EVALUATION OF POSSIBLE APPLICATIONS / INSERTION POINTS. • MADE PRESENTATION TO OUTLINE EXTERNAL OPPORTUNITIES. • MEETING HELD WITH DDRE / BAE.	• ANALYZE EVALUATION TO UNDERSTAND INSERTION POINTS. • FOLLOW WITH POTENTIAL DARPA AND DDRE OPPORTUNITIES.

JOINT VENTURE POTENTIAL EFFORTS

PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
LOW	MIKRON	MEMORY AND SENSORS: JOINT DEVELOPMENT EFFORT POSSIBILITY FOR FABRICATION OF MEMORY AND SENSORS INITIALLY IN SILICON GERMANIUM AND OTHER MATERIALS.				
PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
MED	JOHNSON & JOHNSON COMPANIES	SENSORS: MEDICAL DIAGNOSTIC SENSOR APPLICATIONS – PRODUCT DEFECT DETECTION. BLOOD SUGAR DIAGNOSTIC MONITOR.	DR. KEN MORTISUGU	• J&J MEDICAL DEVICE & DIAGNOSTIC REVENUES FOR 2007 WERE OVER $30B.	✓ NON-DISCLOSURE AGREEMENT IN PLACE. • DRAFT TECH BRIEF DEVELOPED.	• SCHEDULE CALL / MEETING WITH KEN – BASED IN WASHINGTON DC. • RESEARCH POTENTIAL IP OPPORTUNITIES. • SET CALL/MEETING; DELIVER PRESENTATION DECK
PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
MED	COMPUTER HARD DRIVE INDUSTRY	SENSORS: USE HCS SENSOR AS A HIGHLY MINIATURIZED READ/WRITE HEAD FOR DISKS DRIVES ENABLING SIGNIFICANTLY GREATER DENSITY.	TBD.	• MARKET POTENTIAL TO BE DETERMINED.	• CONCEPT BEING CAPTURED FOR FILING OF A PROVISIONAL PATENT. • DRAFT TECH BRIEF DEVELOPED.	• FILE PROVISIONAL PATENT. • IDENTIFY BEST PARTNERS TO ADVANCE THE OPPORTUNITY.
PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS

MED	AUTOMOTIVE INDUSTRY	SENSORS: USE HCS SENSOR AS AN IMPROVED METHOD TO DETERMINE OIL DEGENERATION.	TBD.	• MARKET POTENTIAL TO BE DETERMINED.	• CONCEPT BEING CAPTURED FOR FILING OF A PROVISIONAL PATENT. • DRAFT TECH BRIEF DEVELOPED. • INITIAL MEETING HELD WITH SHELL.	• FILE PROVISIONAL PATENT. • IDENTIFY BEST PARTNERS TO ADVANCE THE OPPORTUNITY. • FINALIZE/REFINE TECH BRIEF. • BUILD PROOF-OF-CONCEPT PROTOTYPE. • COMPLETE PROTOTYPE DEVELOPMENT PROPOSAL. • FOLLOW-UP WITH SHELL • COMPLETE PRESENTATION DECK

PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
MED	NORTHERN STAR MINING (NSM)	SENSORS: USE HCS SENSOR TO PERFORM ON-SITE FAST CORE SAMPLE ANALYSIS.	JEFF COCKS, DIRECTOR	• MARKET POTENTIAL TO BE DETERMINED.	• PROPOSAL BEING DEVELOPED FOR A PARTNERSHIP/JOINT VENTURE TO UTILIZE HCS SENSORS AS AN ANALYSIS TOOL FOR CORE SAMPLES.	• SUBMIT PROPOSAL.

INTELLECTUAL PROPERTY EFFORTS

PRIORITY	PROSPECT	APPLICATION	CONTACT(S)	POTENTIAL	STATUS/TIMELINE	NEXT STEPS
HIGH		IDENTIFY AND EXECUTE PATENTS TO PROTECT INTELLECTUAL PROPERTY AND TO GENERATE REVENUE OPPORTUNITIES THROUGH LICENSING.	DAL	• IP PROTECTION. • TECHNOLOGY AND APPLICATION LICENSING.	• DRAFT OF INITIAL PROVISIONAL PATENT IN REVIEW. • MASTER LIST OF POTENTIAL PROVISIONAL PATENTS UPDATED. • DRAFT OF #1 FINALIZED.	• CONTINUE TO REVIEW AND IDENTIFY DESIGN PATENT OPPORTUNITIES. • CONTINUE TO REVIEW AND IDENTIFY UTILITY PATENT OPPORTUNITIES (FOR THE APPLICATION OF THE TECHNOLOGY). • AMENDMENTS TO BE MADE PER MORGAN LEWIS TEMPLATE • FINALIZE AND FILE PROVISIONAL PATENT #1

BD TECHNICAL SUPPORT STATUS REPORT

August 16th, 2008

Progress
(Summary of items progressed during the last week)

- Call with AuthenTec to progress interest and define next steps.
- Call with TAOS to discuss sensor test results and define next steps.
- Developed and delivered deck for Digital Defense.
- Website design company selected.
- Updated responses sent for Oil Plug prototype proposal.
- Further HCS sensor testing requirements documented.
- Oil plug sensor I/P description finalized for provisional patent.
- Developed "radar" charts to summarize opportunities.

Priorities
(Summary of work scheduled for the next week)

- Meeting with SVF to prioritize BD opportunities and map out forward path.
- Get device samples to TAOS.
- Get meeting date finalized with Unotron.
- Follow-up with NAVAIR re Hypoxia SBIR.
- Define device characteristics for next run through GCS.
- Sign web site development contract and proceed with design.
- Revise opportunity matrix to provide clearer status/guidance.

Issues
(Summary of any issues that requires Micromem input)

- Provisional IP filings not made (to our knowledge).

Intellectual Property
(Summary of intellectual property activities)

- Awaiting template from attorneys to format data for additional Provisionals.
- Oil Plug IP data for filing finalized.

Deliverables
(Summary of any deliverables issued to Micromem)

- Digital Defense deck.

New Plan Items
Please highlight any new plan items including targeted clients that have been added to the Master Plan

1.

DAL

SCHEDULE "B"
DAL PERSONNEL

The following employees of DAL shall be included as those individuals required to provide services under this Agreement for the purposes of Section 2(b).

Henry Dreifus
Mike Sunners
Nick Pileggi
William Pippin
Steve Morrison

SCHEDULE "C"
SCOPE OF SECTION 11. NON-COMPETITION

The scope of Micromem's business operations for the purposes of Section 11 of the Agreement shall encompass the development of magnetic sensor and/or memory technology with respect to applications for the defense, aerospace, medical, mining, oil and gas and manufacturing sectors.

NOTE: Micromem to update this Schedule from time to time in accordance with Section 11.

BY PRODUCT APPLICATION

1. **Keyboard Application**
2. **Hypoxia Detection**
3. **Glucose Monitoring**
4. **Tunnel and other Subterranean Detection of Structures**
5. **Dehydration Detection**
6. **Chemical Filtration Canister Depletion Alarming**
7. **Biometrics**
8. **Disk Drive Head**
9. **Oil/Fluid Sensing**
10. **Mining Core Sample Analysis: Surface core analysis and in situ drill location**

BY PROVISIONAL PATENT APPLICATION

Provisional Patent 1A: Hall Sensor Focusing Patent

Provisional Patent 2: Lamina Process Packaging

Provisional Patent 3: MCCD Hall Array

SCHEDULE "D"
MICROMEM INTELLECTUAL PROPERTY

Please see the attached – Micromem Patent Portfolio Status Sheets pages 1-13.

MicroMem Patent Portfolio Status Sheets

Client Matter	Application Number	Filing Date	Inventors	Title	Status/Due
063101-5001-US-PR	60/647,809	1/31/2005	H. Ruda; S. Aouba	Magnetic Memory Composition And Method Of Manufacture	**Closed**
063101-5001-US	11/343,214	1/31/2006	H. Ruda; S. Aouba	Magnetic Memory Composition And Method Of Manufacture	**Published:** 11/23/2006; Response to RR filed Oct. 2007
063101-5001-WO	PCT/CA06/000113	1/31/2006	H. Ruda; S. Aouba	Magnetic Memory Composition And Method Of Manufacture	**Filed Nationally - 7/31/2007, Closed**
063101-5001-AU	2006208470	1/31/2006	H. Ruda; S. Aouba	Magnetic Memory Composition And Method Of Manufacture	**Pending**
063101-5001-CA	PCT/CA06/000113	1/31/2006	H. Ruda; S. Aouba	Magnetic Memory Composition And Method Of Manufacture	**Pending**
063101-5001-MX	MX/a/07/009000	1/31/2006	H. Ruda; S. Aouba	Magnetic Memory Composition And Method Of Manufacture	**Pending**
063101-5001-EP	06704073.3	1/31/2006	H. Ruda; S. Aouba	Magnetic Memory Composition And Method Of Manufacture	**Pending**
063101-5001-JP	PCT/CA06/000113	1/31/2006	H. Ruda; S. Aouba	Magnetic Memory Composition And Method Of Manufacture	**Pending**
063101-5002-AU	2005266797	7/27/2005	H. Ruda; S. Aouba	Tunable Magnetic Switch	**Pending**
063101-5002-CA	2,573,406	7/27/2005	H. Ruda; S. Aouba	Tunable Magnetic Switch	**Pending**; Req. for Exam filed May 2007
063101-5002-CN	200580025458.1	7/27/2005	H. Ruda; S. Aouba	Tunable Magnetic Switch	**Pending**
063101-5002-EP	05772205.0	7/27/2005	H. Ruda; S. Aouba	Tunable Magnetic Switch	**Pending**
063101-5002-KR	2007-704686	7/29/2005	H. Ruda; S. Aouba	Tunable Magnetic Switch	**Pending**

MicroMem Patent Portfolio Status Sheets

Client Matter	Application Number	Filing Date	Inventors	Title	Status/Due
063101-5002-IQ	115/2005	7/27/2005	H. Ruda; S. Aouba	Tunable Magnetic Switch	**Pending;**
063101-5002-TW	94125489	7/27/2005	H. Ruda; S. Aouba	Tunable Magnetic Switch	**Published**: 6/1/2006; File request for examination: 7/27/2008 (due)
063101-5002-US	11/189,822	7/27/2005	H. Ruda; S. Aouba	Tunable Magnetic Switch	**Pending, Published**: 2/2/2006; File Response to OA by 11/27/07
063101-5002-US-PR	60/591,079	7/27/2004	H. Ruda; S. Aouba	Tunable Magnetic Switch	**Closed**
063101-5002-WO	PCT/CA05/01167	7/27/2005	H. Ruda; S. Aouba	Tunable Magnetic Switch	**Closed, Nationalized**
063101-5003-MY	PI20000839	3/3/2000	R. Lienau; L. Sadwick	Magneto Resistor Sensor With Differential Collectors For A Non-Volatile Random Access Ferromagnetic Memory	**Abandoned**
063101-5003-TW	89104006	3/4/2000	R. Lienau; L. Sadwick	Magneto Resistor Sensor With Differential Collectors For A Non-Volatile Random Access Ferromagnetic Memory	**Abandoned**
063101-5003-US	09/516,175	2/29/2000	R. Lienau; L. Sadwick	Magneto Resistor Sensor With Differential Collectors For A Non-Volatile Random Access Ferromagnetic Memory	**Granted**: 9/11/2001; 6,288,929 Tax 7.5: 3/11/2009 (due); Grace period ends: 9/11/2009 (final); Tax 11.5:3/11/2013 (due); Grace period ends: 9/11/2013 (final)
063101-5003-US-PR	60/121,901	3/4/1999	R. Lienau; L. Sadwick	Magnetic Field Polarity Sensing Magnetoresistor With Differential Collectors For A Micron Or Submicron Non-Volatile Random Access Ferrormagnetic Memory	**Closed**

MicroMem Patent Portfolio Status Sheets

Client Matter	Application Number	Filing Date	Inventors	Title	Status/Due
063101-5003-WO	PCT/US00/05690	3/2/2000	R. Lienau; L. Sadwick	Magneto Resistor Sensor With Differential Collectors For A Non-Volatile Random Access Ferromagnetic Memory	**Closed, Not nationalized**
063101-5004-US	10/039,296	10/19/2001	J. Stephenson; D. Carothers	Planar Magnetic Memory Device	**Granted**: 9/19/2006; 7,110,312 Tax 3.5: 3/19/2010 (due); Grace period ends: 9/19/2010 (final); Tax 7.5: 3/19/2014 (due); Grace period ends: 9/19/2014 (final); Tax 11.5: 3/19/2018 (due); Grace period ends: 9/19/2018 (final)
063101-5004-US-01	11/449,027	6/8/2006	J. Stephenson; D. Carothers; B. Shipley	Non-Volatile Magnetic Memory Device	**Pending**, Response to OA filed Sept. 2007
063101-5004-US-PR	60/242,396	10/20/2000	J. Stephenson; D. Carothers	Planar Magnetic Memory Device	**Closed**
063101-5004-WO	PCT/US01/50368	10/19/2001	J. Stephenson; D. Carothers	Non-Volatile Magnetic Memory Device	**Closed**
063101-5005-US	10/239,226	1/20/2001	R. Lienau	Programmable Array Logic Circuit Macrocell Using Ferromagnetic Memory Cells	**Granted**: 3/23/2004; 6,710,624 Tax 3.5: 9/23/2007 (due); Grace period ends: 3/23/2008 (final); Tax 7.5: 9/23/2011 (due); Grace period ends: 3/23/2012 (final); Tax 11.5: 9/23/2015 (due); Grace period ends: 3/23/2016 (final)

MicroMem Patent Portfolio Status Sheets

Client Matter	Application Number	Filing Date	Inventors	Title	Status/Due
063101-5005-US-PR	60/177,478	1/21/2000	R. Lienau	Programmable Array Logic Circuit Whose Product And Input Line Junctions And Temporary Memory Circuitry Employ Single Bit Non-Volatile Ferromagnetic Memory Cells	**Closed**
063101-5005-WO	PCT/US01/01790	1/20/2001	R. Lienau	Programmable Array Logic Circuit Whose Product And Input Line Junctions And Temporary Memory Circuitry Employ Single Bit Non-Volatile Ferromagnetic Memory Cells	**Closed**
063101-5006-MY	PI 20000840	3/3/2000	R. Lienau	Magneto Resistor Sensor With Diode Short For A Micron Or Submicron Non-Volatile Random Access Ferromagnetic Memory	**Abandoned**
063101-5006-TW	89104005	3/4/2000	R. Lienau	Magnetoresistor Sensor With Diode Short For A Micron Or Submicron Non-Volatile Random Access Ferromagnetic Memory	**Abandoned**
063101-5006-US	09/515,963	2/29/2000	R. Lienau	Magnetoresistor Sensor With Diode Short For A Micron Or Submicron Non-Volatile Random Access Ferromagnetic Memory	**Granted**: 5/8/2001; 6,229,729 Tax 7.5: 11/8/2008 (due); Grace period ends: 5/8/2009 (final); Tax 11.5: 11/8/2012 (due); Grace period ends: 5/8/2013 (final)
063101-5006-US-PR	60/122,733	3/4/1999	R. Lienau	Magnetoresistor Sensor With Diode Short For A Micron Or Submicron Non-Volatile Random Access Ferromagnetic Memory	**Closed**

MicroMem Patent Portfolio Status Sheets

Client Matter	Application Number	Filing Date	Inventors	Title	Status/Due
063101-5006-WO	PCT/US00/05699	3/2/2000	R. Lienau	Magnetoresistor Sensor With Diode Short For A Micron Or Submicron Non-Volatile Random Access Ferromagnetic Memory	**Closed**
063101-5007-MY	PI 20000841	3/3/2000	R. Lienau; L. Sadwick	A Non-Volatile Random Access Ferromagnetic Memory With Single Collector Sensor	**Abandoned**
063101-5007-TW	89104007	3/4/2000	R. Lienau; L. Sadwick	A Non-Volatile Random Access Ferromagnetic Memory With Single Collector Sensor	**Abandoned**
063101-5007-US	09/516,046	2/29/2000	R. Lienau; L. Sadwick	A Non-Volatile Random Access Ferromagnetic Memory With Single Collector Sensor	**Granted**: 11/13/2001; 6,317,354 Tax 7.5: 5/13/2009 (due); Grace period ends: 11/13/2009 (final); Tax 11.5: 5/13/2013 (due); Grace period ends: 11/13/2013 (final)
063101-5007-US-PR	60/122,731	3/4/1999	R. Lienau; L. Sadwick	Magnetic/Polarity Sensing Magnetoreistor With Extender Or Offset Collector For A Micro Or Submicron Non-Volatile Random Access Ferromagnetic Memory	**Closed**
063101-5007-WO	PCT/US00/05700	3/2/2000	R. Lienau; L. Sadwick	A Non-Volatile Random Access Ferromagnetic Memory With Single Collector Sensor	**Closed**
063101-5008-MY	PI 20000838	3/3/2000	R. Lienau; L. Sadwick	Single Conductor Inductive Sensor For A Micron Or Submicron Non-Volatile Random Access Ferromagnetic Memory	**Abandoned**

MicroMem Patent Portfolio Status Sheets

Client Matter	Application Number	Filing Date	Inventors	Title	Status/Due
063101-5008-TW	89104003	3/4/2000	R. Lienau; L. Sadwick	Single Conductor Inductive Sensor For A Micron Or Submicron Non-Volatile Random Access Ferromagnetic Memory	**Abandoned**
063101-5008-US	09/515,964	2/29/2000	R. Lienau; L. Sadwick	Single Conductor Inductive Sensor For A Micron Or Submicron Non-Volatile Random Access Ferromagnetic Memory	**Granted**: 7/24/2001 6,266,267 Tax 7.5: 1/24/2009 (due); Grace period ends: 7/24/2009 (final); Tax 11.5: 1/24/2013 (due); Grace period ends: 7/24/2013 (final)
063101-5008-US-PR	60/121,925	3/4/1999	R. Lienau; L. Sadwick	Single Conductor Inductive Sensor For A Micron Or Submicron Non-Volatile Random Access Ferromagnetic Memory	**Closed**
063101-5008-WO	PCT/US00/05498	3/2/2000	R. Lienau; L. Sadwick	Single Conductor Inductive Sensor For A Micron Or Submicron Non-Volatile Random Access Ferromagnetic Memory	**Closed**
063101-5009-MY	PI 20000842	3/3/2000	R. Lienau; L. Sadwick	Dual Conductor Inductive Sensor For A Micron Or Submicron Scale Non-Volatile Random Access Ferromagnetic Memory	**Abandoned**
063101-5009-TW	89104004	3/4/2000	R. Lienau; L. Sadwick	Dual Conductor Inductive Sensor For A Micron Or Submicron Scale Non-Volatile Random Access Ferromagnetic Memory	**Abandoned**
063101-5009-US	09/516,453	2/29/2000	R. Lienau; L. Sadwick	Dual Conductor Inductive Sensor For A Micron Or Submicron Scale Non-Volatile Random Access Ferromagnetic Memory	**Granted**: 12/11/2001; 6,330,183 Tax 7.5: 6/11/2009 (due); Grace period ends: 12/11/2009 (final); Tax 11.5: 6/11/2013 (due); Grace period ends: 12/11/2013 (final)

MicroMem Patent Portfolio Status Sheets

Client Matter	Application Number	Filing Date	Inventors	Title	Status/Due
063101-5009-US-01	09/691,313	10/18/2000	R. Lienau; L. Sadwick	Dual Conductor Inductive Sensor For A Micron Or Submicron Scale Non-Volatile Random Access Ferromagnetic Memory	**Granted**: 4/8/2003; 6,545,908 Tax 7.5: 10/8/2010 (due); Grace period ends: 4/8/2011 (final); Tax 11.5: 10/8/2014 (due); Grace period ends: 4/8/2015 (final)
063101-5009-US-PR	60/122,822	4/4/1999	R. Lienau; L. Sadwick	Dual Conductor Inductive Sensor For A Micron Or Submicron Scale Non-Volatile Random Access Ferromagnetic Memory	**Closed**
063101-5009-WO	PCT/US00/05698	3/2/2000	R. Lienau; L. Sadwick	Dual Conductor Inductive Sensor For A Micron Or Submicron Scale Non-Volatile Random Access Ferromagnetic Memory	**Closed**
063101-5010-US	10/239,127	9/19/2002	R. Lienau	Register Having A Ferromagnetic Memory Cells	**Granted**: 3/23/2004; 6,711,069 Tax 3.5: 9/23/2007 (due); Grace period ends: 3/23/2008 (final); Tax 7.5: 9/23/2011 (due); Grace period ends: 3/23/2012 (final); Tax 11.5: 9/23/2015 (due); Grace period ends: 3/23/2016 (final)
063101-5010-US-PR	60/177,531	1/21/2000	R. Lienau	Programmable Array Logic Circuit Whose Temporary Memory Circuitry Employs Single Bit Non-Volatile Ferromagnetic Memory Cells	**Closed**
063101-5010-WO	PCT/US01/01792	1/20/2001	R. Lienau	A Register Having A Ferromagnetic Memory Cells	**Closed**

MicroMem Patent Portfolio Status Sheets

Client Matter	Application Number	Filing Date	Inventors	Title	Status/Due
063101-5011-US	10/239,133	1/20/2001	R. Lienau	Programmable Array Logic Circuit Whose Product And Input Line Junctions Employ Single Bit Non-Volatile Ferromagnetic Cells	**Granted**: 3/8/2005; 6,864,711 Tax 3.5: 9/8/2008 (due); Grace period ends: 3/8/2009 (final); Tax 7.5: 9/8/2012 (due); Grace period ends: 3/8/2013 (final); Tax 11.5: 9/8/2016 (due); Grace period ends: 3/8/2017 (final)
063101-5011-US-01	11/037,696	1/18/2005	R. Lienau	Programmable Array Logic Circuit Whose Product And Input Line Junctions Employ Single Bit Non-Volatile Ferromagnetic Cells	**Granted**: 10/17/2006; 7,123,050 Tax 3.5: 4/17/2010 (due); Grace period ends: 10/17/2010 (final); Tax 7.5: 4/17/2014 (due); Grace period ends: 10/17/2014 (final); Tax 11.5: 4/17/2018 (due); Grace period ends: 10/17/2018 (final)
063101-5011-US-02	11/580,064	10/13/2006	R. Lienau	Programmable Array Logic Circuit Employing Non-Volatile Ferromagnetic Memory Cells	**Pending**; Continuation filed - FR recd?: 1/13/2007 (due); 12 mo. status check: 10/13/2007 (status); 18 mo. status check: 4/13/2008 (status)
063101-5011-US-PR	60/177,533	1/21/2000	R. Lienau	Programmable Array Logic Circuit Whose Product And Input Line Junctions Employ Single Bit Non-Volatile Ferromagnetic Memory Cells	**Closed**
063101-5011-WO	PCT/US01/01793	1/20/2001	R. Lienau	Programmable Array Logic Circuit Whose Product And Input Line Junctions Employ Single Bit Non-Volatile Ferromagnetic Memory Cells	**Closed**
063101-5012-CA	2,292,937	12/22/1999	R. Lienau; L. Sadwick	Hall Effect Ferromagnetic Random Access Memory Device And It's Method Of Manufacture	**Abandoned**

MicroMem Patent Portfolio Status Sheets

Client Matter	Application Number	Filing Date	Inventors	Title	Status/Due
063101-5012-EP	99310406.6	12/22/1999	R. Lienau; L. Sadwick	Hall Effect Ferromagnetic Random Access Memory Device And It's Method Of Manufacture	**Abandoned**
063101-5012-US	09/218,344	12/22/1998	R. Lienau; L. Sadwick	Hall Effect Ferromagnetic Random Access Memory Device And It's Method Of Manufacture	**Granted**: 10/31/2000; 6,140,139 Tax 7.5: 4/30/2008 (due); Grace period ends: 10/31/2008 (final); Tax 11.5: 4/30/2012 (due); Grace period ends: 10/31/2012 (final)
063101-5012-US-01	09/594,470	6/15/2000	R. Lienau; L. Sadwick	Hall Effect Ferromagnetic Random Access Memory Device And It's Method Of Manufacture	**Granted**: 1/22/2002; 6,341,080 Tax 7.5: 7/22/2009 (due); Grace period ends: 1/22/2010 (final); Tax 11.5: 7/22/2013 (due); Grace period ends: 1/22/2014 (final)
063101-5013-MY	PI 20011094	3/9/2001	R. Lienau	Method And Apparatus For Reading Data From A Ferromagnetic Memory Cell	**Abandoned**
063101-5013-TW	90105753	3/9/2001	R. Lienau	Method And Apparatus For Reading Data To And From A Ferromagnetic Memory Cell	**Abandoned**
063101-5013-US	10/239,377	9/20/2002	R. Lienau	Method And Apparatus For Reading Data From A Ferromagnetic Memory Cell	**Granted**: 3/29/2005; 6,873,546 Tax 3.5: 9/29/2008 (due); Grace period ends: 3/29/2009 (final); Tax 7.5: 9/29/2012 (due); Grace period ends: 3/29/2013 (final); Tax 11.5: 9/29/2016 (due); Grace period ends: 3/29/2017 (final)
063101-5013-US-01	11/089,018	3/25/2005	R. Lienau	Method And Apparatus For Reading Data From A Ferromagnetic Memory Cell	**Granted**; 7,177,180 Issue fee paid – patent to issue: 3/29/2007 (due)
063101-5013-US-02	11/645,159	12/26/2006	R. Lienau	Method And Apparatus For Reading Data From A Ferromagnetic Memory Cell	**Pending**; 12 mo. status check: 12/26/2007 (status); 18 mo. Status Check: 6/26/2008 (status)

MicroMem Patent Portfolio Status Sheets

Client Matter	Application Number	Filing Date	Inventors	Title	Status/Due
063101-5013-US-PR	60/187,981	3/9/2000	R. Lienau	Method And Apparatus For Writing And Reading Data To And From A MAGRAM	**Closed**
063101-5013-WO	PCT/US01/07409	3/8/2001	R. Lienau	Method And Apparatus For Reading Data From A Ferromagnetic Memory Cell	**Closed**
063101-5014-MY	PI 20012839	6/15/2001	J. Stephenson; R. Lienau	Non-Volatile Ferromagnetic Memory Whose Sensor Circuitry Is Shared With Its State Change Circuitry	**Abandoned**
063101-5014-TW			J. Stephenson; R. Lienau	Non-Volatile Ferromagnetic Memory Whose Sensor Circuitry Is Shared With Its State Change Circuitry	**Abandoned**
063101-5014-US	10/258,289	6/3/2004	J. Stephenson; R. Lienau	Non-Volatile Ferromagnetic Memory Having Sensor Circuitry Shared With Its State Change Circuitry	**Granted**: 4/4/2006; 7,023,727 Tax 3.5: 10/4/2009 (due); Grace Period Ends: 4/4/2010 (final); Tax 7.5: 10/4/2013 (due); Grace Period Ends: 4/4/2014 (final); Tax 11.5: 10/4/2017 (due); Grace Period Ends: 4/4/2018 (final)
063101-5014-US-01	11/386,947	3/23/2006	J. Stephenson; R. Lienau	Non-Volatile Ferromagnetic Memory Whose Sensor Circuitry Is Shared With Its State Change Circuitry	**Granted** ; 7,187,579
063101-5014-US-02	11/645,160	12/26/2006	J. Stephenson; R. Lienau	Non-Volatile Ferromagnetic Memory Whose Sensor Circuitry Is Shared With Its State Change Circuitry	**Pending**; 12 mo. status check: 12/26/2007 (status); 18 mo. status check: 6/26/2008 (status)
063101-5014-US-PR	60/211,779	6/15/2000	J. Stephenson; R. Lienau	Non-Volatile Ferromagnetic Memory Whose Sensor Circuitry Is Shared With Its State Change Circuitry	**Closed**

MicroMem Patent Portfolio Status Sheets

Client Matter	Application Number	Filing Date	Inventors	Title	Status/Due
063101-5014-WO	PCT/US01/19151	6/15/2001	J. Stephenson; R. Lienau	Non-Volatile Ferromagnetic Memory Whose Sensor Circuitry Is Shared With Its State Change Circuitry	**Published**: 12/20/2001
063101-5015-US-PR	60/264,170	1/25/2001	J. Stephenson	Integrated Variable Inductor Utilizing Magnetic Switch For Memory And Filtering Applications	**Closed**
063101-5016-US-PR	60/264,125	1/25/2001	J. Stephenson	Single Metal Thin-Film Helical Inductor With Permeable Core	**Closed**
063101-5017-US	--	--	R. Lienau	A Flip-Flop Whose Temporary Memory Circuitry Employs A Single Bit Non-Volatile Ferromagnetic Memory Cell	**Closed – Not Filed**
063101-5018-US	--	--	R. Lienau	Magnetic Permeability Control Method	**Closed - Not Filed**
063101-5019-US	--	--	R. Lienau	Re-Use Of Seed Layer For Lines	**Closed - Not Filed**
063101-5020-US-PR	60/169,006	12/3/1999	R. Lienau	A Multi-Bit Latch Whose Temporary Memory Circuitry Employs Single Bit Non-Volatile Ferromagnetic Memory Cells	**Closed**
063101-5021-US-PR	60/168,608	12/2/1999	R. Lienau	Four Conductor Data Set For A Micron Or Submicron Non-Volatile Ferromagnetic Random Access Memory	**Closed**
063101-5022-US	--	--	M. Starkweather; R. Lienau	OR Gate Magram	**Closed**

MicroMem Patent Portfolio Status Sheets

Client Matter	Application Number	Filing Date	Inventors	Title	Status/Due
063101-5023-US-PR	60/168,545	12/2/1999	R. Lienau	Shift/Storage Register Whose Temporary Memory Circuitry Employs Single Bit Non-Volatile Ferromagnetic Memory Cells	**Closed**
063101-5024-US	--	--	J. Stephenson; R. Lienau	Magram With FET Sensor	**Closed**
063101-5025-US	--	--	J. HWU	Optical Fiber Coupling Of High-Power Diodes By Changing The Acceptance Angle At The Fiber End	**Closed**
063101-5026-US	--	--	R. Lienau	N-Well Embedded Sensor	**Closed – Unfiled**
063101-5027-US	--	--	R. Lienau	Split Drain	**Closed – Unfiled**
063101-5028-US	11/641,117	12/19/2006	S. Aouba; H. Ruda	Magnetic Memory Composition And Method Of Manufacture	**Pending;** 12 mo. status check – 12/19/2007 (status); 18 mo. status check: 6/19/2008 (status)
063101-5028-US-P2	60/780,841	3/10/2006	S. Aouba; H. Ruda	Magnetic Memory Composition And Method Of Manufacture	**Closed – Filed**
063101-5028-US-PR	60/752,035	12/21/2005	S. Aouba; H. Ruda	Magnetic Memory Composition And Method Of Manufacture	**Closed - Filed**
063101-5028-WO	--	12/20/2006	S. Aouba; H. Ruda	Magnetic Memory Composition And Method Of Manufacture	**Pending;** Chapter I extension due (30 mo.) tomorrow: 6/20/2008 (due); Chapter I – 31 mos.: 7/21/2008 (due)
063101-5028-CA	Not yet available	12/20/2006	S. Aouba; H. Ruda	Magnetic Memory Composition And Method Of Manufacture	**Pending**
063101-5028-EP	06840514.1	12/20/2006	S. Aouba; H. Ruda	Magnetic Memory Composition And Method Of Manufacture	**Pending**

MicroMem Patent Portfolio Status Sheets

Client Matter	Application Number	Filing Date	Inventors	Title	Status/Due
063101-5028-JP	Not yet available	12/20/2006	S. Aouba; H. Ruda	Magnetic Memory Composition And Method Of Manufacture	**Pending**
063101-5028-KR	10-2008-7017448	12/20/2006	S. Aouba; H. Ruda	Magnetic Memory Composition And Method Of Manufacture	**Pending**
063101-5029-US-PR	--	--	S. Aouba; H. Ruda	A Non-volatile Magnetic Memory Device and Method for Making the Same	
063101-5030-US-PR		11/27/07	C. Kuper D. Imai	A Sensor for a Magnetic Memory Device and Method of Manufacturing the Same	**Pending; File U.S. and PCT November 27, 2008 (Optional file Taiwan November 27, 2008)**
063101-5031-US-PR	--	--	--	Nanotube FeRAM	**Unfiled**
063101-5032-US-PR	--	--	--	Graphene Sensor	**Unfiled**
063101-5033-US-PR	--	12/5/07	C. Kuper D. Imai	A Magnetic Memory Device Having a C-Clamp Structure	**Pending; File U.S. and PCT December 5, 2008 (Optional file Taiwan December 5, 2008)**